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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                    Qwest Communications International Inc.
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                (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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                          [Letter to Qwest Employees]


March 16, 2001

To all Qwest Employees:

Today we mailed our proxy statement to shareowners in advance of our May 2 annual shareowners' meeting. The proxy statement contains information about Qwest that you might find interesting, including two proposals we received from a retiree group and compensation paid to me and several other senior executives. I wanted to take this opportunity to discuss these with you.

As to the shareowner proposals, the first proposal asks the Qwest board to seek advance shareowner approval for severance agreements with executive officers. This would restrict the board's flexibility and speed in offering a competitive compensation package for top talent. The second proposal asks that Qwest not count pension credits in determining performance-based compensation. We are acting consistently with accounting rules and standards for public companies by including the pension credits. The shareowner proposals should be rejected as they would hinder company growth and reduce shareowner value.

As to executive compensation, you may focus on the fact some of our executives made a lot of money last year. Qwest has been very good for many of us. But let me put it in perspective--our executives, including me, receive a salary and bonus, based on performance like all Qwest employees, that is comparable to that of executives at other companies. The number of options I received is also in line with grants made to CEOs of other companies. As to my income last year, most of what I earned came from exercising stock options. There is no certainty in the value of stock options, of course. Current conditions in the stock market make that clear. I received my options when I joined Qwest before the IPO in 1997. With the vision, strategy and execution of our business plan by many good people, Qwest has been one of the best-performing communications stocks in the world. My family and I, along with all other Qwest shareowners, have benefited because of it.

Qwest is an entrepreneurial growth company that creates value for customers, employees, retirees, shareowners, suppliers and others. We have invested billions to raise service to its highest level in more than five years, and we pay millions in taxes and spend millions more with suppliers. We also offer one of the best retirement programs in American business, based on an independent analysis. We are fully committed to the welfare of employees, and everyone is rewarded fairly when the company performs well. We are proud of our workforce, and we appreciate those who laid the foundation for our company.

Qwest is about risk and reward, serving customers well and paying for performance. I am extremely proud of the company we have built and look forward to our prosperous future.

Sincerely,
Joe Nacchio